Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors American Airlines Group Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-192719 and No. 333-192660) on Form S-8 and (No. 333-216167) on Form S-3 of American Airlines Group Inc. of our reports dated February 25, 2019, with respect to the consolidated balance sheets of American Airlines Group Inc. as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the "consolidated financial statements") (which report refers to a change to the method of accounting for revenue from contracts with customers and a change to the method of accounting for leases), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of American Airlines Group Inc.

/s/    KPMG LLP

Dallas, Texas February 25, 2019

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors American Airlines, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-216167) on Form S-3 of American Airlines, Inc. of our reports dated February 25, 2019, with respect to the consolidated balance sheets of American Airlines, Inc. as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income, cash flows, and stockholder’s equity for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the "consolidated financial statements") (which report refers to a change to the method of accounting for revenue from contracts with customers and a change to the method of accounting for leases), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of American Airlines, Inc.

/s/    KPMG LLP

Dallas, Texas February 25, 2019